Exhibit 99.1

General Cannabis Announces 2017

Year-End Results and 2018 Outlook

DENVER, March 13, 2018 – General Cannabis Corp (OTCQB: CANN), the comprehensive national resource to the regulated cannabis industry, today announced financial results for the year ended December 31, 2017.

Financial Highlights

The following table summarizes our results of operations:

	Year ended December 31,		Percent
	2017	2016	Change
Segment Revenues
Security	$1,884,618	$2,232,915	(16)%
Marketing	239,605	188,594	27%
Operations	1,265,072	432,046	193%
Finance	132,780	128,427	3%
	3,522,075	2,981,982	18%

Total costs and expenses	10,569,249	10,038,790	5%
Operating loss	(7,047,174)	(7,056,808)	--%

Other expense	1,173,677	3,109,152	(62)%
Net loss	$(8,220,851)	$(10,165,960)	(19)%

Earnings (loss) per share – Basic and diluted	$(0.40)	$(0.66)	(39)%

The following provides a condensed version of our balance sheets:

	December 31,		Percent
	2017	2016	Change
Total current assets	$6,190,411	$1,117,685	454%
Long-term assets	1,413,515	1,740,186	(19)%
Total assets	$7,603,926	$2,857,871	166%

Total liabilities	$4,097,929	$3.048,092	34%
Stockholders’ equity (deficit)	3,505,997	(190,221)	1,943%
Total liabilities and stockholders’ equity (deficit)	$7,603,926	$2,857,871	166%

“Fiscal 2017 was a transformative year for General Cannabis.  Our balance sheet has never been stronger.  Along with generating record revenues in 2017, we successfully paid down substantial amounts of debt, raised new equity, and significantly increased our book value.” said Robert Frichtel, Chief Executive Officer of General Cannabis.  “Our liquidity continued to improve in 2018, as we paid off all of our debt and generated an additional $4.2 million through the exercise of warrants and stock options.”

“Along with growth through acquisitions, we are also focused  on organic growth and driving each segment to profitability,” said Joe Hodas, Chief Operating Officer of General Cannabis.  “I have spent extensive time with each of our segment leaders, diving into staffing models, revenue projections and challenges.  With initial analyses in hand and the existing General Cannabis infrastructure, I believe we can capitalize on new lines of business, cross-sale opportunities between segments, and operating efficiencies.  I am eager to work with the great team in place here at General Cannabis to drive strong top line and bottom line results.”

Michael Feinsod, Executive Chairman of General Cannabis, stated:  “Our business expanded during the year, which positions us for continued national expansion.  We will continue to hire talented executives to support our growth.  General Cannabis has never been in a better position to take advantage of our strong infrastructure and continue to focus on growth through acquisitions.  Our strong platform and corporate team can quickly help entrepreneurial cannabis companies achieve success.”

Our full results can be found at www.generalcann.com.

Current Business Trends and 2018 Outlook

•

We estimate the following revenue trends in 2018:

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Security Segment revenues should increase as we expand into California and explore additional service offerings, such as expanding our security consulting services.

•

Our Marketing Segment should show significant growth, as we pursue national distributers and retailers for our apparel lines, and benefit from our cross-marketing efforts for design revenue.

•

Our Operations Segment revenues should trend upwards as California clients come on line and, additionally, we take advantage of having separate, established teams that can provide a variety of services on discrete projects.

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We may make more acquisitions in 2018, as we look for both immediately accretive opportunities and targets that are still in the start-up phase.  We believe that the cannabis industry is, in many respects, still in the early stages of its development.  We must consider established as well as entrepreneurial businesses to benefit our current and future results.  The latter may require us to fund working capital needs until they begin generating positive cash flows.

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We expect to see improvements to profitability at the segment level, as we focus on revenue growth, expense management and the bottom line.

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We continue to face significant regulatory risks and uncertainty, while at the same time additional states legalize cannabis.

About General Cannabis Corp

General Cannabis Corp is the comprehensive national resource for the highest quality service providers available to the regulated cannabis industry. We are a trusted partner to the cultivation, production and retail sides of the cannabis business. We do this through a combination of strong operating divisions such as security, marketing, operational consulting and products, real estate and financing. As a synergistic holding company, our divisions are able to leverage the strengths of each other, as well as a larger balance sheet, to succeed. Our website address is www.generalcann.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.   Such forward-looking statements include statements regarding future events or our future performance or financial condition; statements regarding our plans to aggressively expand our management team; statements regarding our focus on organic growth and driving each segment  profitability as quickly as possible; statements regarding our belief that we can quickly capitalize on new lines of business while also finding greater opportunity for cross-sales across divisions as well as cost savings through employee and asset utilization; statements regarding future top line and bottom line results; statements regarding our businesses positioning us for successful national expansion and growth; statements regarding revenue trends in 2018; statements regarding anticipated acquisition activity in 2018; statements regarding the type of businesses evaluated by General Cannabis for future acquisition and related matters; statements regarding expected improvements to profitability at the segment level as we focus on revenue growth, expense management and the bottom line; statements regarding the opportunity for us to significantly expand our business; statements that we are well-positioned to acquire additional businesses or expand into new markets; and statements regarding the number of states with regulated marijuana markets in the future.

Any statements that are not statements of historical fact, such as the statements described above, should be considered forward-looking statements.  Some of these statements may be identified by the use of the words “may,” “will,” “believes,” “plans,” “anticipates,” “expects” and similar expressions.  General Cannabis has based these forward-looking statements on current expectations and projections about future events as of the date of this press release.  These forward-looking statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as result of a number of factors, including those described from time to time in General Cannabis’ most recent Annual Report on Form 10-K under the heading “Risk Factors” and in subsequent filings with the Securities and Exchange Commission. General Cannabis undertakes no duty to update any forward-looking statements made herein.

Contact

Robert Frichtel

CEO, General Cannabis Corp

(303) 759-1300